Tyler Technologies Reports Earnings for Second Quarter 2020

Operating cash flows increased over 60% as operating income grew double-digits

PLANO, Texas – July 29, 2020 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Highlights:

•Total revenues were $271.1 million, down 1.5% from $275.1 million for the second quarter of 2019. Organic revenues declined by 1.9%. Non-GAAP total revenues were $271.3 million, down 2.4% from $278.0 million for the second quarter of 2019. Non-GAAP organic revenues declined by 2.8%.
•Recurring revenues from maintenance and subscriptions were $202.4 million, up 12.3% from $180.2 million for the second quarter of 2019, and comprised 74.7% of second quarter 2020 revenue.
•Operating income was $41.3 million, up 12.8% from $36.7 million for the second quarter of 2019. Non-GAAP operating income was $74.6 million, up 9.1% from $68.4 million for the second quarter of 2019.
•Net income was $53.9 million, or $1.30 per diluted share, up 68.4% compared to $32.0 million, or $0.80 per diluted share, for the second quarter of 2019. Non-GAAP net income was $57.1 million, or $1.38 per diluted share, up 10.2% compared to $51.8 million, or $1.30 per diluted share, for the second quarter of 2019.
•Cash flows from operations were $39.8 million, up 62.5% compared to $24.5 million for the second quarter of 2019.
•Adjusted EBITDA was $80.7 million, up 8.2% compared to $74.6 million for the second quarter of 2019.
•Software subscription arrangements comprised approximately 43% of the total new software contract value in the second quarter, compared to approximately 80% in the second quarter of 2019.
•Total bookings were $309 million, down 31.6% compared to the second quarter of 2019. Subscription bookings in the second quarter added $9.2 million in annual recurring revenue.
•Total backlog was $1.54 billion, up 7.4% from $1.43 billion at June 30, 2019. Software-related backlog (excluding appraisal services) was $1.51 billion, up 8.0% from $1.40 billion at June 30, 2019.

“We are very pleased with our execution during the second quarter in light of the extraordinary impact of the COVID-19 pandemic, with earnings that exceeded our expectations and extremely strong cash flow,” said Lynn Moore, Tyler’s president and chief executive officer. “Total revenues were approximately $35 million below our pre-COVID plan. As expected, recurring revenue growth remained strong, and subscription revenues grew 16.6%. However, some procurement processes encountered delays as clients focused on addressing COVID-19, which resulted in several decisions being pushed out of the quarter, affecting license revenue. In addition, professional services revenues declined as a result of delays in projects and the near-elimination of billable travel revenue. The cancellation of our Connect user conference also impacted revenues by more than $6 million.

Tyler Technologies Reports Earnings
For Second Quarter 2020
July 29, 2020

"Our operating expenses in the quarter were also well below plan, with significant savings in commissions, travel, marketing, health claims and other employee-related costs. As a result, our non-GAAP operating margin expanded 290 basis points to 27.5%. Cash flow was very robust in the quarter, and we ended the quarter with $473 million in cash and investments. Cash flows from operations grew 62.5%, and free cash flow rose 226%. With our strong financial position, we continued to invest in strategic initiatives at a high level, resulting in a 9.2% increase in research and development expense for the quarter.
"As expected, bookings declined in the face of a difficult comparison to last year's second quarter, when we signed two very large SaaS deals, including an $85 million contract that was the largest in the company's history," added Moore. "Although we have not experienced meaningful cancellations, we continue to see longer sales cycles as a result of COVID-19. Nonetheless, our backlog at quarter-end rose 7.4% over last year to reach a new all-time high.
"I couldn't be prouder of how our team of 5,500 professionals are supporting each other, delivering exceptional client service and displaying the spirit of innovation that has long been a hallmark of Tyler's success. We're delivering solutions that help our clients cope with current challenges, from providing critical information regarding the pandemic to government leaders and citizens to enabling courts to conduct virtual hearings. While we remain confident in our long-term outlook, it is clear that the COVID-19 pandemic will continue to have a significant effect on our business in the second half of 2020, and that is reflected in our reinstituted annual guidance for 2020," concluded Moore.

Guidance for 2020
As of June 30, 2020, Tyler Technologies is providing the following guidance for the full year 2020:
•GAAP total revenues are expected to be in the range of $1.124 billion to $1.144 billion. Non-GAAP total revenues are expected to be in the range of $1.125 billion and $1.145 billion.
•GAAP diluted earnings per share are expected to be in the range of $4.71 to $4.91 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate, as well as final valuation of acquired intangibles.
•Non-GAAP diluted earnings per share are expected to be in the range of $5.30 to $5.50.
•Pre-tax non-cash, share-based compensation expense is expected to be approximately $79 million.
•Research and development expense is expected to be in the range of $90 million to $92 million.
•Fully diluted shares for the year are expected to be in the range of 41.5 million to 42.0 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately negative 23% after discrete tax items and includes approximately $82 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 24%.
•Capital expenditures are expected to be in the range of $34 million to $35 million, including approximately $10 million related to real estate and approximately $6 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $81 million, including approximately $54 million from amortization of acquisition intangibles.

Tyler Technologies Reports Earnings
For Second Quarter 2020
July 29, 2020

GAAP to non-GAAP guidance reconciliation

Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $1 million. Non-GAAP diluted earnings per share excludes the full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $79 million, and amortization of acquired software and intangible assets of approximately $54 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $82 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, July 30, at 10:00 a.m. Eastern Time to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10145197. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them to listen to the call live.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through August 7, 2020. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10145197.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 26,000 successful installations across more than 10,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler was named to Forbes' "Best Midsize Employers" list in 2019 and has been recognized three times on Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-

Tyler Technologies Reports Earnings
For Second Quarter 2020
July 29, 2020

GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired subleases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and incremental costs associated with COVID-19.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (4) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (5) material portions of our business

Tyler Technologies Reports Earnings
For Second Quarter 2020
July 29, 2020

require the Internet infrastructure to be adequately maintained; (6) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (7) general economic, political and market conditions; (8) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (9) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (10) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (11) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

(Comparative results follow)

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

20-38

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Software licenses and royalties	$17,025	$20,675	$35,762	$42,468
Subscriptions	85,638	73,475	167,361	140,750
Software services	43,654	57,401	95,787	105,844
Maintenance	116,760	106,689	231,125	206,841
Appraisal services	4,696	6,233	10,459	11,447
Hardware and other	3,318	10,651	7,138	14,840
Total revenues	271,091	275,124	547,632	522,190

Software licenses and royalties	1,130	891	1,870	1,709
Acquired software	8,006	7,988	16,033	14,670
Subscriptions, software services and maintenance	124,287	125,759	256,066	242,919
Appraisal services	3,976	3,758	8,361	7,210
Hardware and other	2,489	8,868	4,968	11,774
Total cost of revenues	139,888	147,264	287,298	278,282

Gross profit	131,203	127,860	260,334	243,908

Selling, general and administrative expenses	62,521	65,827	130,006	123,593
Research and development expense	21,949	20,101	44,310	39,042
Amortization of customer and trade name intangibles	5,392	5,266	10,784	10,116
Operating income	41,341	36,666	75,234	71,157
Other income (expense), net	470	(247)	1,460	339
Income before income taxes	41,811	36,419	76,694	71,496
Income tax (benefit) provision	(12,081)	4,420	(24,748)	12,149
Net income	$53,892	$31,999	$101,442	$59,347

Earnings per common share:
Basic	$1.35	$0.83	$2.54	$1.54
Diluted	$1.30	$0.80	$2.44	$1.49

Weighted average common shares outstanding:
Basic	39,963	38,402	39,984	38,462
Diluted	41,416	39,813	41,532	39,806

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of non-GAAP total revenues
GAAP total revenues	$271,091	$275,124	$547,632	$522,190
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	160	2,757	320	4,354
Add: Amortization of acquired leases	78	100	157	200
Non-GAAP total revenues	$271,329	$277,981	$548,109	$526,744

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$131,203	$127,860	$260,334	$243,908
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	160	2,757	320	4,354
Add: Amortization of acquired leases	78	100	157	200
Add: Share-based compensation expense included in cost of revenues	4,369	3,756	8,621	7,554
Add: Amortization of acquired software	8,006	7,988	16,033	14,670
Non-GAAP gross profit	$143,816	$142,461	$285,465	$270,686
GAAP gross margin	48.4%	46.5%	47.5%	46.7%
Non-GAAP gross margin	53.0%	51.2%	52.1%	51.4%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$41,341	$36,666	$75,234	$71,157
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	160	2,757	320	4,354
Add: Amortization of acquired leases	78	100	157	200
Add: Share-based compensation expense	18,386	15,066	35,688	29,482
Add: Employer portion of payroll tax related to employee stock transactions	1,259	308	2,457	431
Add: Acquisition related costs	—	245	—	940
Add: COVID-19 incremental costs	—	—	727	—
Add: Amortization of acquired software	8,006	7,988	16,033	14,670
Add: Amortization of customer and trade name intangibles	5,392	5,266	10,784	10,116
Non-GAAP adjustments subtotal	33,281	31,730	66,166	60,193
Non-GAAP operating income	$74,622	$68,396	$141,400	$131,350
GAAP operating margin	15.2%	13.3%	13.7%	13.6%
Non-GAAP operating margin	27.5%	24.6%	25.8%	24.9%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$53,892	$31,999	$101,442	$59,347
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	33,281	31,730	66,166	60,193
Less: Tax impact related to non-GAAP adjustments	(30,103)	(11,935)	(59,034)	(19,456)
Non-GAAP net income	$57,070	$51,794	$108,574	$100,084
GAAP earnings per diluted share	$1.30	$0.80	$2.44	$1.49
Non-GAAP earnings per diluted share	$1.38	$1.30	$2.61	$2.51

Detail of share-based compensation expense
Cost of subscriptions, software services and maintenance	$4,369	$3,756	$8,621	$7,554
Selling, general and administrative expenses	14,017	11,310	27,067	21,928
Total share-based compensation expense	$18,386	$15,066	$35,688	$29,482

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$53,892	$31,999	$101,442	$59,347
Amortization of customer and trade name intangibles	5,392	5,266	10,784	10,116
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	14,800	14,136	29,349	26,562
Interest expense included in other income, net	151	709	303	1,173
Income tax (benefit) provision	(12,081)	4,420	(24,748)	12,149
EBITDA	$62,154	$56,530	$117,130	$109,347
Write-downs of acquisition-related deferred revenue	160	2,757	320	4,354
Share-based compensation expense	18,386	15,066	35,688	29,482
Acquisition related costs	—	245	—	940
COVID-19 incremental costs	—	—	727	—
Adjusted EBITDA	$80,700	$74,598	$153,865	$144,123

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	June 30, 2020	December 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$351,336	$232,682
Accounts receivable, net	405,731	374,089
Current investments and other assets	88,940	66,444
Income tax receivable	27,935	6,482
Total current assets	873,942	679,697

Accounts receivable, long-term portion	21,121	22,432
Operating lease right-of-use assets	16,659	18,992
Property and equipment, net	174,967	171,861

Other assets:
Goodwill	840,028	840,117
Other intangibles, net	354,115	378,914
Non-current investments and other assets	101,764	79,601

Total assets	$2,382,596	$2,191,614

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$65,008	$90,211
Operating lease liabilities	6,217	6,387
Deferred revenue	423,037	412,495
Total current liabilities	494,262	509,093

Revolving line of credit	—	—
Deferred revenue, long-term	167	199
Deferred income taxes	44,713	48,442
Operating lease liabilities, long-term	14,126	16,822
Shareholders' equity	1,829,328	1,617,058

Total liabilities and shareholders' equity	$2,382,596	$2,191,614

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$53,892	$31,999	$101,442	$59,347
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	20,285	19,436	40,270	36,744
Share-based compensation expense	18,386	15,066	35,688	29,482
Operating lease right-of-use assets expense	1,386	1,386	2,843	2,551
Deferred income tax benefit	(1,061)	(2,655)	(3,729)	(7,440)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(53,074)	(40,735)	(79,994)	(72,230)
Net cash provided by operating activities	39,814	24,497	96,520	48,454

Cash flows from investing activities:
Additions to property and equipment	(6,919)	(11,732)	(16,268)	(24,052)
Purchase of marketable security investments	(52,476)	(6,527)	(79,747)	(10,117)
Proceeds from marketable security investments	21,783	19,412	40,020	39,688
Proceeds from the sale of investment of preferred shares	—	—	15,000	—
Purchase of investment of common shares	—	—	(10,000)	—
Investment in software	(1,380)	(1,542)	(2,695)	(2,232)
Cost of acquisitions, net of cash acquired	—	(90)	(261)	(199,220)
(Increase) decrease in other	(280)	(132)	(328)	432
Net cash used by investing activities	(39,272)	(611)	(54,279)	(195,501)

Cash flows from financing activities:
(Decrease) increase in net borrowings on revolving line of credit	—	(70,000)	—	15,000
Purchase of treasury shares	—	—	(15,482)	(17,786)
Proceeds from exercise of stock options	46,101	15,604	92,337	22,132
Payment of contingent consideration	—	—	(5,619)	—
Contributions from employee stock purchase plan	2,708	2,260	5,177	4,609
Net cash provided (used) by financing activities	48,809	(52,136)	76,413	23,955

Net increase (decrease) in cash and cash equivalents	49,351	(28,250)	118,654	(123,092)
Cash and cash equivalents at beginning of period	301,985	39,437	232,682	134,279

Cash and cash equivalents at end of period	$351,336	$11,187	$351,336	$11,187